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                                                                   EXHIBIT 10.12

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT entered into as of the 29th day of June, 2004, by and between ECONOMY TRANSPORT, INC., a Michigan corporation whose address is 11355 Stephens Road, Warren, Michigan 48089 ("Grantor"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association whose address is 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Commercial Finance Division ("Bank").

                              W I T N E S S E T H:

      That for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with Bank as follows:

      1. Definitions. Reference is made to the Loan Agreement, bearing date as of the 31st day of December, 2001, by and among Universal Truckload Services, Inc. ("Universal Truckload"), The Mason and Dixon Lines, Incorporated ("Mason Dixon"), Universal Am-Can, Ltd. ("Universal Am-Can"), and the Bank therein mentioned and described, as amended by that certain First Amendment to Loan Agreement by and among Universal Truckload, Mason Dixon, Universal Am-Can, Mason Dixon Intermodal, Inc. ("Mason Intermodal") and Bank and that certain Second Amendment to Loan Agreement dated June 29, 2004, by and among Universal Truckload, Universal Am-Can, Mason Dixon, Mason Intermodal, Grantor and Louisiana Transportation, Inc. ("Louisiana") (as amended, the "Loan Agreement"), said Loan Agreement being incorporated herein by reference. All terms used in this Security Agreement which are defined in the Loan Agreement or in Article 9 of the Uniform Commercial Code (the "Code") of Tennessee and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

      2. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Grantor hereby pledges and assigns to Bank, and grants to Bank a continuing security interest in, the following (the "Collateral"):

            (a) All of the Grantor's accounts, accounts receivable, chattel paper, instruments, and other obligations of any kind, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance (collectively hereinafter "Accounts Receivable" or "Receivables") whether now or hereafter existing, arising out of or in connection with the sale of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, and other contracts securing or otherwise relating to any such Accounts Receivable but excluded from Accounts Receivable are any accounts arising out of the leasing of trucks, trailers, tractors and equipment;

            (b) All of Grantor's customer lists, original books and records, ledger and account cards, computer tapes, discs and printouts, whether now in existence or hereafter created pertaining to the collateral described in paragraph 2(a).

            (c) All proceeds ("Proceeds") of any and all of the foregoing Collateral including, without limitation, all moneys due or to become due in connection with any of

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      the Collateral, guaranties and security for the payment of such moneys.
      (Although proceeds are covered, Bank does not authorize the sale or other transfer of any of the Collateral or the transfer of any interest in the Collateral, except for the sale of goods in the ordinary course of Grantor's business);

in each case, whether now owned or hereafter acquired by the Grantor and howsoever its interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise).

      3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

            (a) The full and prompt payment, when due, of the indebtedness (and interest thereon) evidenced and to be evidenced by that certain promissory note, bearing date of the 31st day of December, 2001, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Universal Truckload, Mason Dixon and Universal Am-Can and payable to the order of Bank, as amended and restated by the Amended and Restated Promissory Note dated May 11, 2004, in the principal sum of Twenty Million Dollars ($20,000,000.00), executed by Universal Truckload, Mason Dixon, Mason Intermodal and Universal Am-Can, as amended and restated by the Second Amended and Restated Promissory Note dated June 29, 2004, in the principal sum of Forty Million Dollars ($40,000,000,00), executed by Universal Truckload, Mason Dixon, Mason Intermodal, Universal Am-Can, Grantor and Louisiana and any and all renewals, modifications, and extensions of said note, in whole or in part;

            (b) The due performance and observance by the Grantor, Mason Dixon, Mason Intermodal, Louisiana, Universal Truckload and/or Universal Am-Can, as applicable, of all of its covenants, agreements, representations, liabilities, obligations, and undertakings as set forth herein, or in the Loan Agreement (as the same may be modified, renewed or extended from time to time), in the Mason Dixon Security Agreement, in the Universal Security Agreement, in the Economy Security Agreement, in the Louisiana Security Agreement or in any other instrument or document which now or at any time hereafter evidences or secures, in whole or in part, all or any part of the Obligations hereby secured; and

            (c) The prompt payment and performance of any and all other present and future obligations of Grantor, Mason Dixon, Mason Intermodal, Universal Am-Can, Louisiana or Universal Truckload to Bank with respect to any letters of credit issued at any time by Bank for the benefit of Grantor, Mason Dixon, Mason Intermodal, Universal Am-Can, Louisiana or Universal Truckload under the Loan Agreement.

      4. Representations and Warranties. The Grantor represents and warrants as follows:

            (a) The Grantor's chief place of business and chief executive office, the place where the Grantor keeps its records concerning Accounts Receivable and all originals of all chattel paper which constitute Accounts Receivable are located at the address specified for the Grantor in the initial paragraph hereof. None of the Accounts Receivable is evidenced by a promissory

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      note or other instrument. Grantor is a Michigan corporation registered in the state of Michigan and has as its organizational number the following:
      210-683.

            (b) (i) Except as otherwise specifically mentioned in EXHIBIT "A," hereto attached, the Grantor owns the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement.

                (ii) Except for the financing statements filed in favor of Bank relating to this Agreement, and except for any financing statements filed with respect to the security interests mentioned in EXHIBIT "A," hereto attached, no other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

            (c) The exercise by Bank of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Grantor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required either for the grant by the Grantor of the security interest created hereby in the Collateral or for the exercise by Bank of its rights and remedies hereunder.

            (e) This Agreement creates a valid security interest in favor of the Bank in the Collateral. The taking possession by the Bank of all instruments and chattel paper constituting Collateral from time to time, and the filing of financing statements with the Michigan Secretary of State will perfect and establish the priority of the Bank's security interest hereunder in the Collateral, subject to no other liens and encumbrances, except as otherwise specifically disclosed in EXHIBIT "A." Except as set forth in this Section 4(e), no action is necessary or desirable to perfect or otherwise protect such security interest.

      5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless Bank shall otherwise consent in writing:

      (a) Further Assurances. The Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that Bank reasonably deems necessary or desirable or that Bank may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby; (ii) to enable Bank to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as Bank deems necessary or desirable or that Bank may request in order to perfect and preserve the security interest created or purported to be created hereby; (B) subject to the limitations regarding field inspections set forth in Section 5(d)(iii), furnishing to Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Bank may reasonably request, all in reasonable detail;
(C) marking conspicuously each chattel paper included in the Accounts Receivable and, at

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the request of the Bank, each of its records pertaining to the Account
Receivable with a legend, in form and substance satisfactory to the Bank, indicating that such chattel paper is subject to the security interest created hereby; and (D) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper, delivering and pledging to the Bank hereunder such note, instrument or chattel paper duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank.

      (b) Taxes. The Grantor will pay promptly before delinquent all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Collateral, except to the extent the validity thereof is being contested diligently and in good faith by proper proceedings satisfactory to the Bank.

      (c) Place of Organization. Grantor will not change its place of incorporation without providing the Bank at least thirty (30) days written notice.

      (d) As to Receivables.

            (i) The Grantor will (A) keep its chief place of business and chief executive office and all originals of all chattel paper which constitute Accounts Receivable, at the location(s) specified in paragraph 4(a) hereof, and (B) maintain and preserve complete and accurate records concerning the Receivables, and such chattel paper.

            (ii) As of the time any Receivable becomes subject to the security interest granted by this Security Agreement, including, without limitation, as of each time any specific assignment or transfer or identification is made to Bank of any Receivable, Grantor shall be deemed to have warranted as to each and all of such Receivables that each Receivable that is necessary to support the Borrowing Base (as defined in the Loan Agreement) meets the criteria of an Acceptable Account and such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Receivable is valid and subsisting and arises out of a bona fide sale of goods sold and delivered, or in the process of being delivered, or out of and for services theretofore actually rendered, to the account debtor named in the Receivable; that the amount of the Receivable represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discount is not subject to any setoffs, credits, deductions or counter-charges; that the Grantor is the owner thereof free and clear of all prior liens, except for the security interest in favor of Bank and any security interest specifically mentioned in EXHIBIT "A" hereto attached; and that no surety bond was required or given in connection with said Receivable or the contracts or purchase orders out of which the same arose; and that Grantor has no notice of or reason to believe that the account debtor is subject to any pending bankruptcy proceeding, insolvency proceeding or operations of any creditors committee.

            (iii) Bank shall have the privilege at any time upon its request, of inspection during reasonable business hours of any of the business properties or premises of the Grantor and the books and records of the Grantor relating to said Receivables and

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      inventory or the processing or collection thereof as well as those relating to its general business affairs and financial condition. Bank shall have the right at any time, after an Event of Default, to notify any and all account debtors to make payment thereof directly to Bank; but to the extent Bank does not so elect, Grantor shall continue to collect the Receivables. Upon the occurrence of an Event of Default, except as the Bank shall otherwise expressly agree in writing, all proceeds of collection of Receivables received by the Grantor shall be forthwith accounted for and transmitted to Bank in the form as received by the Grantor and shall not be commingled with any funds of the Grantor. In the event the account debtor of any Receivable included in this Security Agreement shall also be indebted to the Grantor in any other respect and such account debtor shall make payment without designating the particular indebtedness against which it is to apply, such payment shall be conclusively presumed to be payment on the Receivable of such account debtor included in this Security Agreement. Any proceeds of Receivables so transmitted to Bank under the terms hereof shall be handled and administered by Bank in and through a Remittance or similar account, but the Grantor acknowledges that the maintenance of such an account by Bank is solely for its convenience in facilitating its own operations pursuant hereto and that Grantor has not and shall not have any right, title or interest in said Receivable or in the amounts at any time to the credit thereof. Except to the extent Bank may from time to time in its discretion release proceeds to the Grantor for use in its business, all proceeds received by Bank shall be applied on the Obligations secured hereby, whether or not such Obligations shall have by their terms matured, such application to be made at such intervals as Bank may determine, except that Bank need not apply or give credit for any item included in such proceeds until two (2) business days after receipt by Bank of such item at its Main Office in Memphis, Tennessee. Items received after 2:00 o'clock p.m. on any business day shall be deemed to have been received the following business day. In administering the collection of proceeds as herein provided for, Bank may accept checks or drafts in any amount and bearing any notation without incurring liability to Grantor for so doing. Grantor will accompany each transmission of proceeds of Receivables to Bank with a report in such form as Bank may require in order to identify the Receivables to which such proceeds apply.

            (iv) Upon the occurrence of an Event of Default, Bank shall have the right, but shall incur no liability for failing to do so, in its own name, or in the name of the Grantor to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done, and to endorse the name of the Grantor on all commercial paper given in payment or part payment thereof, and in its discretion to file any claim or take any action or proceedings which Bank may deem necessary or appropriate to protect and preserve and realize upon the security interest of Bank in the Receivables and the proceeds thereof.

            (v) Grantor will from time to time execute such further instruments and do such further acts and things as Bank may reasonably require by way of further assurance to Bank of the matters and things herein provided for or intended so to be, including but not limited to the execution of financing statements necessary to perfect the Bank's

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      security interest in the Collateral. Without limiting the foregoing,
      Grantor agrees to execute and deliver to Bank an assignment as security or other form of identification in the form required by Bank of all Receivables at any time included under this Security Agreement, together with such other evidence of the existence and identity of such Receivables as Bank may reasonably require; and Grantor will mark its books and records to reflect this Security Agreement.

      (e) Transfers and Other Liens. Without the prior consent of Bank, the Grantor will not (i) sell, assign (by operation of law or otherwise), discount, exchange, or otherwise dispose of any of the Collateral; or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created by this Agreement, and except for any security interest specifically disclosed in EXHIBIT "A," attached hereto.

      (f) Periodic Reports. On or before the tenth (10th) day of each calendar month, furnish to Bank an Accounts Receivable aging report which shall report Grantor's total Accounts Receivable as of the close of business for the previous month and shall segregate such Accounts Receivable into categories, according to whether such Accounts Receivable remain unpaid for more than thirty (30) days, or for more than sixty (60) days, for more than ninety (90) days or for more than one hundred twenty (120) days from the date of invoice.

      6. Additional Provisions Concerning the Collateral.

      (a) The Grantor hereby authorizes Bank to file, without the signature of the Grantor where permitted by law, one or more continuation statements relating to the Collateral.

      (b) The Grantor hereby irrevocably appoints Bank the Grantor's attorney-in-fact and proxy, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Bank's discretion, upon the occurrence of an Event of Default, to take any of the following actions: (i) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (ii) to receive, endorse, and collect any checks, drafts or other instruments, documents, and chattel paper in connection with clause (i) above; (iii) to sign its name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, on verification of accounts and on notices to customers (including notices directing customers to make payment direct to Bank); (iv) to notify the post office authorities to change the address for delivery of its mail to an address designated by Bank, to receive, open and process all mail addressed to Grantor, to send requests for verification of Receivables to customers; and (v) to file any claims or take any action or institute any proceedings which Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Bank with respect to any of the Collateral.

      (c) If the Grantor fails to perform any agreement contained herein, if not cured by Grantor within the Cure Period, Bank may itself perform, or cause performance of, such agreement or obligation, and the reasonable costs and expenses of Bank incurred in connection therewith on a time and charges basis shall be payable by the Grantor under Section 9 hereof,

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and shall be fully secured hereby; provided that the Bank may perform or cause the performance of any of Grantor's agreement or obligation contained herein immediately if Grantor's failure to perform would materially adversely affect the Collateral or the Bank's security interest therein.

      (d) The powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral; provided that so long as there is no Event of Default, in the event that the Grantor initiates suit to collect any of the Accounts Receivable, in the event that the Bank is a necessary party to such litigation, Bank agrees to join in such suit at the expense of the Grantor.

      (e) Anything herein to the contrary notwithstanding, (i) the Grantor shall remain liable under any contracts and agreements relating to the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Bank of any of its rights hereunder shall not release the Grantor from any of its obligations under the contracts and agreements relating to the Collateral; and (iii) Bank shall not have any obligation or liability by reason of this Agreement under any contracts and agreements relating to the Collateral, nor shall Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      7. Remedies Upon Default. If an Event of Default shall have occurred:

      (a) Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of Bank forthwith, assemble all or part of the Collateral as directed by Bank and make it available to Bank at a place to be designated by Bank which is reasonably convenient to Bank; and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Bank's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Bank may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Notwithstanding the foregoing provisions, Bank agrees that prior to exercising any other remedies with respect to the Collateral, it will collect the Accounts Receivable for a period of thirty (30) days after which it can either (i) continue to collect Accounts Receivable or (ii) after fifteen (15) days written notice to the Grantor, exercise any and all rights and remedies provided for herein or available to it under law, unless within said fifteen
(15) day period, Grantor provides a third-party purchaser who purchases the Accounts Receivable and pays to Bank therefor, in good funds, the lesser of (i) the face amount

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of the Accounts Receivable remaining uncollected by the Bank or (ii) the outstanding amount of the Obligations.

      (b) Any cash held by Bank as Collateral and all cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied as follows:

            (i) First, to the repayment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses on a time and charges basis, incurred by Bank in connection with (A) the administration of this Agreement, (B) the retaking, custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any Collateral, (C) the exercise or enforcement of any of the rights of Bank hereunder, or (D) the failure of the Grantor to perform or observe any of the provisions hereof or of the Loan Agreement;

            (ii) Second, to the reimbursement of Bank for the amount of any obligations of the Grantor paid or discharged by Bank pursuant to the provisions of this Agreement, and of any expenses of Bank payable by the Grantor hereunder;

            (iii) Third, to the satisfaction of the Obligations, in such order as Bank shall elect;

            (iv) Fourth, to the payment of any other amounts required by applicable law [INCLUDING, WITHOUT LIMITATION, SECTION 47-9-615 OF THE CODE OR ANY SUCCESSOR OR SIMILAR, APPLICABLE STATUTORY PROVISION]; and

            (v) Fifth, the surplus proceeds, if any, to the Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

      8. Rights and Duties of Bank. Etc. Bank undertakes, as to this Agreement, to exercise only such duties as are specifically set forth in this Agreement and to exercise such of the rights, powers and remedies as are vested in it by this Agreement or by law.

      9. Indemnity and Expenses. (a) The Grantor agrees to indemnify Bank from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting solely and directly from Bank's gross negligence or willful misconduct.

      (b) Upon the occurrence of an Event of Default, the Grantor will upon demand pay to Bank the amount of any and all costs and expenses, including the fees and disbursements of the Bank's counsel and of any experts and agents on a time and charges basis, which Bank may incur in connection with (i) the administration of this Agreement (excluding the salary of Bank's employees and Bank's normal and usual overhead expenses); (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of Bank hereunder; or (iv) the failure by the Grantor

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to perform or observe any of the provisions hereof, except expenses resulting solely and directly from Bank's gross negligence or willful misconduct.

      10. Notices, Etc. All notices and other communications provided for hereunder (except for routine informational communications) shall be in writing and shall be mailed (by registered or certified mail, return receipt requested, except for routine informational communications) or delivered, if to the Grantor, to it at its address specified in the first paragraph of this Agreement; Attention: Robert Sigler, with a copy to Kemp, Klein, Umphrey, Endelman & May, P.C., 201 West Big Beaver Road, Suite 600, Troy, Michigan 48084,
Attention: Ralph A. Castelli, Jr.; and if to the Bank, to it Attention:
Commercial Finance Division at its address specified in the first paragraph of this Agreement, with a copy (if other than a routine informational communication) to Baker, Donelson, Bearman, Caldwell & Berkowitz, 165 Madison Avenue, Suite 2000, Memphis, Tennessee 38103, Attention: Mary Aronov. All such notices and other communications shall be effective (i) if mailed, when received or three (3) days after mailing, whichever is earlier; (ii) if delivered, upon delivery.

      11. Security Interest Absolute. All rights of Bank, all security interests and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Loan Agreement, any guaranty, or any other agreement or instrument relating thereto;
(ii) any change in the time, manner, or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from this Agreement, any guaranty, or any other agreement or instrument relating thereto; (iii) any increase in, addition to, or exchange, release, or non-perfection of, any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement; or (v) the absence of any action on the part of Bank to obtain payment or performance of the Obligations from the Grantor or any other party.

      12. Miscellaneous. (a) No amendment of any provision of this Security Agreement shall be effective unless it is in writing and signed by the Grantor and Bank, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (b) No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other instrument or document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Bank provided herein and in the other instruments and documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Bank under any Loan Agreement between the parties, any guaranty, any other instrument which now or hereafter evidences or secures all or part of the Obligations, or any related document against any party thereto are not conditional or contingent on any attempt by Bank to exercise any of its rights under any other such instrument or document against such party or against any other party.

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      (c) Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all of the Obligations, (ii) be binding on the Grantor and its successors and permitted assigns and shall inure, together with all rights and remedies of Bank hereunder, to the benefit of Bank and its successors, transferees, and permitted assigns. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Bank. The Bank shall not have the right to assign any part of its rights under this Agreement without the consent of the Grantor whose consent shall not be unreasonably withheld.

      (e) Upon the satisfaction in full of all of the Obligations, Bank will, upon the Grantor's request and at the Grantor's expense, (i) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence termination of the security interest herein granted.

      (f) This Agreement shall be governed by and construed in accordance with the statutes and laws of the State of Tennessee, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Tennessee. If any provision hereof is in conflict with the provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

      13. Compromises, Releases, Etc. The Grantor agrees that:

      (a) The Bank is hereby authorized from time to time, without notice to anyone, to make any sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the Loan indebtedness, or of any contract or instrument evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or other guaranties upon any of said indebtedness; and the liability of the Grantor shall not be in any manner affected, diminished, or impaired thereby, or by any lack of diligence, failure, neglect, or omission on the part of Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtedness or any collateral or security therefor, except for the notices required by the Loan Agreement.

      (b) The Bank shall have the exclusive right to determine how, when, and what application of payments and credits, if any, shall be made on the Loan and extensions of credit or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, or its property or estate, or to resort to or exhaust its remedies against any collateral, security, property, liens, or other rights whatsoever.

      (c) [INTENTIONALLY DELETED]

      (d) Any claims against the Borrower accruing to the Grantor by reason of the Grantor's granting of the security interest herein contained and any payments made to the Bank with respect thereto shall be subordinate to any indebtedness now or at any time hereafter owing by the Borrower to the Bank, Grantor hereby defers the exercise of all rights of subrogation against the Borrower until all indebtednesses, liabilities and obligations of the Borrower to the Bank shall have been fully and finally paid and satisfied.

      (e) Venue of Actions. As an integral part of the consideration for the making of the Loan as provided in the Loan Agreement it is expressly understood and agreed that no suit or action shall be commenced by the Grantor or by any heir, successor, personal representative or assignee of any of them, with respect to the Obligations or this Agreement, the Loan Agreement, or with respect to any of the loan documents, other than in a state court of competent jurisdiction in and for the County of the State in which the principal place of business of the Bank is situated, or in the United States District Court for the District in which the principal place of business of the Bank is situated, and not elsewhere. Nothing in this paragraph contained shall prohibit Bank instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder, in the Note, in this Agreement, in the Loan Agreement or in any other loan document. If any suit or action brought hereunder can qualify for filing in federal court, the parties agree to file the suit or action in federal court

      IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officers on this the day and year first above written.

                                         ECONOMY TRANSPORTATION, INC.,
                                         a Michigan corporation

                                         By: /s/ J E McManus
                                             --------------------------------
                                         Title: PRESIDENT

                                                                      GRANTOR
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